Exhibit f

Consent of Independent Auditors

We consent to the incorporation by reference in the registration statement under Schedule B (No. 333-214613) of KfW and in the related Prospectus of our report dated February 27, 2018, with respect to the consolidated financial statements of KfW, included in this Amendment No.5 to KfW’s Annual Report on Form 18-K for the year ended December 31, 2016.

/s/ Claus-Peter Wagner	/s/ Matthias Koch
Wirtschaftsprüfer	Wirtschaftsprüfer
(German Public Auditor)	(German Public Auditor)

Ernst & Young GmbH Wirtschaftsprüfungsgesellschaft

Eschborn, Germany

April 13, 2018